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                                                                   Exhibit 10.19

                        HALL, KINION & ASSOCIATES, INC.

                          [LOGO OF E/2/ HKEQUITYEDGE]

                               CASH EQUITY PLAN


                                   ARTICLE I

                               NAME AND PURPOSE

     1.1 Name. The name of the Plan is the "Hall, Kinion & Associates, Inc. e/2/ -hkequityedge Cash Equity Plan."

     1.2 Purpose. The purpose of the Plan is to provide a meaningful incentive for employees of, and contractors and suppliers to, Hall, Kinion & Associates, Inc. (the "Company") to successfully grow its market share and thereby to increase the Company's revenues and profits. Ultimately, the purpose of the Plan is to align the financial interests of Company management with those of the Company's shareholders. The objective of the Plan is to share the proceeds from the sale of equity obtained from the Company's clients as compensation for the Company's services with those individuals who are responsible for generating the revenues associated with the particular client and to others performing important Services for the Company.

                                   ARTICLE II

                              DEFINITIONS OF TERMS

     2.1 General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

          "Account". Account means a separate account maintained on the books and records of the Company in which is recorded any options, warrants or shares of equity securities of a particular client of the Company issued in connection with the provision of the Company's services and in which an Eligible Participant is participating. A separate account shall be established for each client which has issued a security to the Company in connection with the Company's provision of services to the client.

          "Award" The agreement which evidences the grant of an Award under this Plan to an individual Participant and which sets forth the terms, conditions and provisions of, and restrictions relating to, such Award.

          "Board"  The Board of Directors of the Company.

Hall, Kinion Cash Equity Plan- 1
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          "Committee"  The Compensation Committee of the Board of Directors or
such other committee of the Board of Directors that is delegated the authority to administer the Plan.

          "Company" Hall, Kinion & Associates, Inc., or a successor corporation to which the majority of the Company's assets are transferred.

          "Disability" Disability shall mean the inability, with reasonable accommodation, of an Eligible Participant to perform the principal duties of his or her employment on account of a medically determinable physical impairment that continues for a period of ninety (90) consecutive days and that can be expected to result in death or last for a continuous period of at least six months. Disability shall be determined by a physician selected by the Committee, whose determination shall be final and binding on all persons.

          "Distribution" The distribution of cash from the Net Proceeds of the sale of Shares allocated to an Account to the Participants in such Account. No Participant shall have the right to receive any distribution under the Plan other than cash.

          "Effective Date" September 21, 2000 or such later date as is specified by the Board in approving the Plan.

          "Eligible Participant" An Eligible Participant shall be an Employee or other person performing Services for the Company who is either an executive officer, account manager, branch or director level manager, technical recruiting agent, contractor, supplier or any other similar employee, consultant or supplier or group of employees, consultants or suppliers performing similar functions who are identified specifically by the Committee.

          "Employee" means an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, and shall include persons who are employed on an assignment-by-assignment basis.

          "Liquidity Event" Liquidity Event shall mean, with respect to Shares allocated to an Account, the date on which the Shares are sold for cash or, if proceeds other than cash are received in connection with a disposition of Shares, the date on which such proceeds are sold for cash. The Committee and the Company shall have no obligation to dispose of Shares at any particular time or at any particular price, and the Participants shall be at risk with respect to any increases or decreases in value until a Liquidity Event occurs. The decision to dispose of Shares shall be within the sole discretion of the Committee.

          "Net Proceeds" Net Proceeds shall mean the actual net proceeds received after corporate income taxes upon a disposition of Shares less the exercise price in the case of options or warrants and any expenses of sale. If proceeds consist of property other than cash, the Company shall sell such property for cash. The timing of any disposition of Shares or non-cash proceeds from the disposition of Shares and the price shall be in the absolute and sole discretion of the Committee, except to the extent otherwise provided herein after a Terminating Transaction.

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          "Parent" Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "Participant" Participant means an Eligible Participant who is granted an Award under the Plan.

          "Plan" The Hall, Kinion & Associates, Inc. Cash Equity Plan and all amendments, attachments and supplements thereto.

          "Service" Service means the provision of services to the Company (or any Parent or Subsidiary) by a person in the capacity of an Employee, a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award. The Committee shall have the authority to designate a minimum number of hours, a maximum break in service or other criteria necessary to maintain participation in an Account.

          "Share" A share of stock or warrant or option to acquire equity securities of a client of the Company or any successor entity.

          "Subsidiary" Any corporation, partnership, joint venture, limited liability company or other entity in an unbroken chain beginning with the Company each of which, other than the last entity in the unbroken chain, owns 50% or more of the total combined voting power of all securities in one of the other entities in such chain.

     2.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

     2.3 Conflicts in Plan. In the case of any conflict in the terms of the Plan, or between the Plan and an Award, relating to an Award, the provisions in the Article of the Plan which specifically grants such Award shall control those in a different Article or in such Award.

                                  ARTICLE III

                                    AWARDS

     3.1 Creation of Accounts. Upon receipt of Shares in connection with the provision of services to a Client, the Committee shall establish an Account related to such Shares and shall specify the Eligible Participants who may participate in such Account and shall grant an Award to such Eligible Participants specifying the terms and conditions of the Award and the issuer of the Shares and the relative participation of each individual Participant. Awards shall only reflect the percentage participation of an individual Participant and not all Eligible Participants. Aggregate participations in an Account will normally be less than 100%, in which case any unallocated percentage shall be for the account of the Company.

Hall, Kinion Cash Equity Plan- 3
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     3.2  Grants.  The Committee may grant an Award at such times, in such amounts, and under such terms and conditions as it deems appropriate. Grants may vary in number, frequency, percentage participation and otherwise from other grants. The receipt of a grant of an Award in any Account by any Eligible Participant does not entitle that Eligible Participant or any other person to receive a grant of an Award in any other Account.

     3.3 Vesting. In order to receive a Distribution, a Participant in an Account must be an Employee or performing Services for the Company (or a Parent or Subsidiary) at the time a Liquidity Event occurs. In the event that a Participant is not an Employee or performing Services for the Company at the time of a Liquidity Event, such person shall forfeit his or her entire interest in the Account and such interest shall be distributed to the remaining Participants in such Account at the applicable Distribution Date. Notwithstanding the above, Participants who are employed on an assignment-by-assignment basis will be deemed to have ceased Service on the first day on which Participant has not performed any Service for the Company for a period of twelve
(12) consecutive months. Vesting requirements for independent contractors and suppliers shall be determined by the Committee and specified in the applicable Awards. Upon the occurrence of a Liquidity Event, a Participant shall become fully vested in his or interest in an Account.

                                  ARTICLE IV

                                  ELIGIBILITY

     4.1 Issues Determined by the Committee. The Participants and the grants they receive under the Plan shall be determined by the Committee in its sole discretion. In making its determinations, the Committee shall consider past, present and expected future contributions of Eligible Participants and potential Eligible Participants.

                                   ARTICLE V

                                ADMINISTRATION

     5.1  Committee.  The Plan shall be administered by the Committee.

     5.2 Authority. Subject to the terms of the Plan, the Committee shall have sole discretionary authority to:

          (a) Determine the individuals to whom Awards are granted, the type of awards and amounts to be granted, the date of issuance and duration of all such grants;

          (b) Determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

          (c) Interpret and construe the Plan and all Agreements;

          (d) Prescribe, amend and rescind rules and regulations relating to the Plan;

          (e) Determine the content and form of all Agreements;

Hall, Kinion Cash Equity Plan- 4
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          (f) Determine all questions relating to Awards under the Plan;

          (g) Maintain accounts, records and ledgers relating to Awards;

          (h) Maintain records concerning its decisions and proceedings;

          (i) Determine the timing of the disposition of Shares;

          (j) Employ agents, attorneys, accountants, consultants or other persons for such purposes as the Committee considers necessary or desirable; and

          (k) Do and perform all acts that it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

     5.3 Decisions of Committee. All decisions made by the Committee pursuant to the provisions hereof shall be final and binding on all persons.

                                  ARTICLE VI

                     AMENDMENT AND TERMINATION OF THE PLAN

     6.1 Power of Board. Subject to Section 6.3, the Board may amend the Plan at any time and from time to time as it deems necessary.

     6.2 Termination. Subject to Section 6.3, the Plan may be terminated at any time by the Board.

     6.3 General. Subject to provisions of Section 6.4, the amendment or termination of the Plan shall not adversely affect a Participant's rights to or under any Award granted prior to such amendment or termination.

     6.4 Committee's Right. Except as may be provided in an Award, any Award granted may be converted, modified, forfeited, or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion, provided, however, subject to Section 6.5, no such action may impair the rights of any Participant without his or her consent. Except as may be provided in an Award, the Committee may, in its sole and absolute discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

     6.5 Termination of Benefits Under Certain Conditions. The Committee, in its sole discretion, may cancel any unexpired, unpaid, or deferred Award at any time if the Participant is not in compliance with all applicable provisions of the Plan or with any Award.

Hall, Kinion Cash Equity Plan- 5
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                                  ARTICLE VII

                           TERMINATION OF EMPLOYMENT

     7.1 Death or Disability. In the event of death or Disability, the Participant, or his or her estate or personal representative shall become fully vested in Awards granted to the Participant.

     7.2 Termination. In the event of voluntary termination of employment or Service or involuntary termination of employment or Service with or without cause, all Awards to such Participant shall be canceled and forfeited and the percentage interest held in an Account or Accounts by such Participant shall be allocated among the remaining Participants in the applicable Account or Accounts on a pro rata basis. If there are no other Participants, the entire interest in the Account shall be allocated to the Company.

     7.3 Exceptions. Termination of employment or Service excludes a termination and immediate employment by a Parent or Subsidiary. Participants who are employed on an assignment-by-assignment basis will be deemed to have ceased Service on the first day on which Participant has not performed any Service for the Company for a period of twelve (12) consecutive months. Termination of Service for independent contractors and suppliers shall be determined by the Committee and specified in the applicable Awards.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

     8.1 Withholding. The Company shall, at the time any Distribution is made under the Plan, withhold from such Distribution any amount necessary to satisfy federal, state and local tax withholding requirements with respect to such distribution or exercise of an Award.

     8.2   Nontransferability.  Unless otherwise determined by the Committee,
(i) no Award granted under the Plan may be transferred or assigned by the Participant to whom it was granted, except pursuant to the laws of descent and distribution, or pursuant to a domestic relations order.

     8.3 Governing Law. The Plan and each Award shall be construed and administered in accordance with the laws of the State of Delaware.

     8.4 No Employment Contract. Neither the adoption of the Plan nor any Award granted hereunder shall confer upon any Employee the right to continued employment nor shall the Plan or any Award interfere in any way with the right of the Company to terminate the employment of any of its Employees at any time.

     8.5 No Effect on Other Benefits. The receipt of Awards under the Plan shall have no effect on any other benefits to which a Participant may be entitled from the Company, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

Hall, Kinion Cash Equity Plan- 6
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     8.6   Terminating Transactions.  Upon the dissolution or liquidation of the
Company, upon a reorganization, merger or consolidation of the Company with one or more entities as a result of which holders of the outstanding voting stock of the Company prior to the transaction do not own a majority of the outstanding voting stock of the combined entity, or upon a sale of substantially all the property of the Company or the acquisition of stock representing more than 50%
of the voting power of the then outstanding securities of the Company by another entity or person or persons acting in concert (any of which shall be deemed hereunder to constitute a "Terminating Transaction"), all Awards granted under
                           -----------------------
the Plan shall become immediately vested and the Committee shall seek to dispose of all Shares contained in an Account at the earliest possible time following completion of the Terminating Transaction.

     8.7 No Rights as a Stockholder. No Eligible Participant who has been granted an Award shall have any rights as a stockholder with respect to any Shares covered by the Award.

Hall, Kinion Cash Equity Plan- 7
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                                                                Award Number ___

                                AWARD AGREEMENT
                                   UNDER THE
                           HALL, KINION & ASSOCIATES

                          [LOGO OF E/2/ HKEQUITYEDGE]

                               CASH EQUITY PLAN

     This Award Agreement (the "Agreement") is made as of
                                ---------                ______________, __
(the "Date of Grant") by and between Hall, Kinion & Associates, Inc.,
      -------------
a Delaware corporation (the "Company"), and
                             -------        -------------------------------
("Participant").
  -----------

                                   Recitals

     WHEREAS, the Company has adopted the Hall, Kinion & Associates, Inc. e/2/ - hkequityedge Cash Equity Plan (the "Plan"), which Plan is attached
                                    ----
hereto and incorporated herein by reference and made a part of this Agreement (all capitalized terms used herein without definition shall have the meaning given to them in the Plan); and

     WHEREAS, the purpose of the Plan is to provide a meaningful incentive for employees of, and independent contractors and suppliers to the Company to successfully grow its market share, and thereby to increase the Company's revenues and profits. The objective of the Plan is to share the proceeds from the sale of equity obtained from the Company's clients as compensation for the Company's services with those individuals who are responsible for generating the revenues associated with the particular client and to others performing important Services for the Company.

     WHEREAS, Participant is an Eligible Participant, and the Company has determined that it would be to the advantage and interest of the Company and its stockholders to grant the Award provided for herein to Participant under the Plan as an inducement to remain in the Service of the Company, a Parent, or a Subsidiary and as an incentive for increased efforts during such service.

                                   Agreement

     NOW, THEREFORE, in consideration of the foregoing recitals and the terms, conditions, and covenants contained herein, the parties hereto hereby agree as follows:

     1. Grant of Award. The Company hereby grants to Participant a _____ percent (__%) interest in _____ the Net proceeds received upon disposition of shares of [[___]] stock represented by [[describe security]] issued by [[describe issuer]] (the "Shares") and held in an Account ("Account Interest"),
                          ------                            ----------------
on the terms and conditions hereinafter set forth.


NOTICE OF EXERCISE OF AWARD
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     2.  Terms and Payment of Awards.  If Participant is an Employee or is
providing Services to the Company or a Parent or Subsidiary on the date of a Liquidity Event, the Participant shall be fully vested in his or her Account Interest. The value of such Account Interest shall be paid to Participant at the end of the Company's fiscal quarter during which the Liquidity Event occurs. If the employment or Service of Participant is terminated voluntarily or involuntarily with or without cause (other than as a result of death or Disability) prior to the date of a Liquidity Event, Participant's Account Interest shall be cancelled and forfeited and allocated among the remaining Participants in the Account on a pro rata basis. If a Participant's employment or Service is terminated due to death or Disability or a Terminating Transaction occurs, the Participant's Account interest shall become fully vested and will not be subject to forfeiture. Participant shall not have the right to receive payment of this Award other than in cash following a Liquidity Event. Participants who are employed on an assignment-by-assignment basis will be deemed to have ceased Service on the first day on which Participant has not performed any Service for the Company for a period of twelve (12) consecutive months. [Describe vesting requirements for independent contractors and suppliers]]

     3. Liquidity Event. Liquidity Event shall mean with respect to Shares, the date on which the Shares are sold for cash or, if proceeds other than cash are received in connection with a disposition of Shares, the date on which such proceeds are sold for cash. The Committee and the Company shall have no obligation to dispose of Shares at any particular time or at any particular price, and the Participant acknowledges that he or she shall be at risk with respect to any increases or decreases in value until a Liquidity Event occurs. The decision to dispose of Shares shall be within the sole discretion of the Committee. Participant acknowledges that he or she has no right to compel the Company to dispose of Shares or any right to seek compensation for a reduction in the value of an Award due to a drop in the market price of Shares. Participant acknowledges that Shares may consist of equity interests in issuers as to which the chances of success are remote and that an Account Interest may never have any value and that any potential value may require years to realize.

     4. Restrictions on Assignment or Transfer. Neither this Award nor any right hereunder shall be transferable by Participant otherwise than by will or the laws of descent and distribution. In the event of any attempt by Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of this Award or of any right hereunder except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, this Award shall thereupon become null and void and of no effect. Under such rules and regulations as the Board or the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to this Award in the event of the death of Participant. If the estate of Participant is the beneficiary with respect to this Award, any rights with respect to this Award may be transferred to the person or entity (including a trust) entitled thereto under the will of Participant or pursuant to the laws of descent and distribution.

     5. Participant's Employment and Noncompetition Obligations. Participant agrees that, during the period of his or her employment by the Company or a Parent or Subsidiary, he or she shall faithfully and to the best of his or her ability devote his or her time, energy, or skill to the service of the Company or a Parent or Subsidiary, and to the promotion of its interests, subject to vacations, military service leave, sick leave, and other bona fide absences in accordance with the regular policies and practices of, or any written agreement between

Hall, Kinion Cash Equity Plan- 9
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Participant and the Company or a Parent or Subsidiary that employs Participant.
Subject to any contrary terms of any written employment contract, the Company or the Subsidiary that employs Participant shall have the right to terminate or change the terms of employment of Participant at any time and for any reason whatsoever or for no reason.

     6. Notices. All notices, consents, requests, instructions, approvals, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date indicated on the return receipt as the date of delivery or refusal if mailed by registered or certified mail, postage prepaid, return receipt requested; (ii) upon courier confirmation of receipt if sent by overnight courier; (iii) when receipt is acknowledged when sent or delivered by telex or facsimile; and (iv) upon delivery at the addresses set forth below. A party may change its address for notice upon giving notice of such change in accordance with the provisions of this Section 6.

     7. Finality of Decision. All decisions of the Board or the Committee upon any question arising under the Plan or under this Award shall be final and binding.

     8. Participation in Other Plans. Nothing herein contained shall affect Participant's right to participate in and receive benefits from and in accordance with the then current provisions of any pension, insurance, or other stock option or employment welfare plan or program of the Company.

     9. Binding Effect of Agreement. Except as specifically set forth to the contrary herein, this Award shall be binding upon and inure to the benefit of any successors or assigns of the Company or Participant.

     10. Agreement Subject to Plan. This Award is entered into pursuant to, and is subject to, the provisions of the Plan and it is intended to and shall be interpreted in a manner that will comply therewith. In the event of a conflict between any provision of this Award and the Plan, the provisions of the Plan shall govern. Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

     11. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

     12. Withholding Taxes. By accepting this Award, Participant, for himself or herself and his or her transferees by will or the laws of descent and distribution, agrees that upon payment of amounts due pursuant to this Award, if requested by the Company, remit to the Company or permit the Company to withhold from amounts payable hereunder, all or any part of an amount in cash determined by the Company in its discretion to be sufficient to satisfy federal, state, and local withholding tax requirements that the Company, or its counsel, determine may be payable with respect to such exercise.

     13. Participant as General Unsecured Creditor; ERISA Status. The Plan constitutes a mere promise by the Company to pay amounts in the future. The Company and Participant intend and agree that the arrangement under the Plan is unfunded for tax purposes, and that the Plan is not an "employee pension benefit plan" under Title I of the Employee Retirement Income Security Act of 1974, as amended, because it is a bonus program described in

Hall, Kinion Cash Equity Plan- 10
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the Department of Labor Regulation Section 2510.3-2(c). Participants and their beneficiaries have the status of general unsecured creditors of the Company and have no rights to any specific assets of the Company under the Plan.

     14. Severability If a court of competent jurisdiction holds any provision of this Agreement or the Plan to be unenforceable, the remaining provisions of this Award shall continue to be effective.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf, and Participant has heretofore set his or her hand, effective the day and year first above written, which is the date of grant of this Award.


                              HALL, KINION & ASSOCIATES, INC.

                              By:
                                 ------------------------------------------

                              Title:
                                    ---------------------------------------

                              PARTICIPANT

                              ---------------------------------------------

                              Address:
                                      -------------------------------------

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Hall, Kinion Cash Equity Plan- 11